UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2020, LiqTech International, Inc. (the “Company”) closed a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) in a private placement (the “Private Placement”) pursuant to which the Company issued and sold an aggregate of 1,085,000 shares of common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $5.00 per share and a prefunded warrant to purchase an aggregate of 515,000 shares of Common Stock, at a purchase price of $5.00 per share (the “Warrant”) for gross proceeds of $8,000,000. The Company intends to use the net proceeds from the Private Placement for general corporate purposes, including working capital. The Purchase Agreement contains customary representations and warranties of the Company and certain indemnification obligations of the Company and ongoing covenants of the Company.

Subject to certain beneficial ownership limitations, the Warrant is immediately exercisable and may be exercised for no additional consideration. The Warrant does not expire. A holder of the Warrant will not have the right to exercise any portion of the Warrant if the holder together with Affiliates and Attribution Parties (as such terms are defined in the Warrant) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Pursuant to the terms of the Purchase Agreement, and as a condition to closing the Private Placement, the Company and each Investor simultaneously entered into a registration rights agreement (the “Registration Rights Agreement”) requiring the Company to file a registration statement with the Securities and Exchange Commission within thirty (30) days of the closing of the Private Placement to register for resale the shares of Common Stock and the shares of Common Stock underlying the Warrant sold in the Private Placement. The Registration Rights Agreement contains customary terms and conditions, certain liquidated damages provisions for failing to comply with the timing obligations for the filing and effectiveness of the registration statement, and certain customary indemnification obligations.

The foregoing is only a summary of the Warrant, the Purchase Agreement and the Registration Rights Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the forms of Warrant, Purchase Agreement and Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Pre-Funded Warrant
10.1*#	Form of Securities Purchase Agreement, by and among the Company and the purchasers named therein
10.2	Form of Registration Rights Agreement, by and among the Company and the investors named therein

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

# Exhibits A and B to this document have been separately filed as Exhibits 4.1 and 10.2, respectively, to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.
Date: June 2, 2020	/s/ Claus Toftegaard
Claus Toftegaard
Chief Financial Officer